SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 23, 2013
___________________

RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

For many years the aviation industry has been eagerly anticipating the launch of the shrouded-in-secrecy Dassault Super-midsize (SMS) jet. Described by the press as the biggest news at this year’s NBAA convention in Las Vegas, the unveiling occurred this week to a standing-room only crowd of international press, with the SMS being officially named the Dassault Falcon 5X. It is the largest, most powerful, and most advanced Falcon jet ever built by Dassault.

One of the most remarkable new aircraft interior design innovations on the Falcon 5X is the “zenith window” – a roof window welcoming passengers and crew as they enter the aircraft to create an elegant and spacious feeling. This is a true industry milestone – business aviation’s first skylight. To offer this enhanced cabin interior feature, Dassault was faced with a critical need to manage the intense solar light, glare and heat coming into the cabin, particularly when the aircraft is at altitude, where the solar rays, including ultraviolet radiation, are much stronger than when on the ground.

Vision Systems President and CEO, Carl Putman explained the background behind this latest innovation: “Our dimmable solution based on our Nuance product was a unique response to meet Dassault’s requirement to realize its breakthrough innovation: the cabin skylight. No mechanical blind could have been integrated in such compact and critical environment. The optical performance and the fast reactivity of our technology allowed Dassault to achieve an exceptional ambiance in the cabin of their new Falcon 5X."

Nuance Dual was the solution developed and proposed by Vision Systems to effectively and quickly control heat, light and glare while also blocking UV full time, and was chosen by Dassault for the skylight in this new aircraft. Nuance Dual is the darkest electronically dimmable window (EDW) product ever used in the aircraft industry. Vision Systems’ Nuance and Noctis lines of smart window products use Research Frontiers patented SPD-Smart light-control film technology. The SPD-Smart film instantly controls light transmission from dark to clear, or any level of tint in between, either automatically or at the push of a button. The SPD film used in Vision Systems’ Nuance product blocks 99.5% of visible light, and the SPD film used in their Nuance Dual product blocks 99.9975% of visible light. Both provide full time blockage of UV, and reduce solar heat gain inside the cabin.

Joseph M. Harary, President and CEO of Research Frontiers, noted: “The use of SPD-SmartGlass in an aircraft roof is new and unique. It has been reliably used in the automotive industry for years under extreme conditions – from the Arctic Circle to Death Valley. Millions of times per year, drivers of the Mercedes-Benz SLK and SL roadsters press a button and instantly change the tint of their roofs to create an open air feeling even with the roof closed, while blocking 95% of the heat, and over 99.5% of the light coming into their vehicle. Mercedes’ own tests show that this glass reduces the cabin temperature inside the vehicle by 18°F (10°C). This reduces the use of power to the air conditioner. On an aircraft, the need to keep the cabin cool without running the engines or hooking the aircraft up to auxiliary power is even more important. SPD-Smart light control technology provides an elegant and ideal solution to these engineering challenges, while giving Dassault’s designers the ability to accomplish something never before done in the aircraft industry – the ability to enhance the passenger experience and elegantly accentuate the spaciousness of their interiors by including a skylight as standard equipment in the cabin without worrying about solar heat gain inside the fuselage.”

The SPD-SmartGlass technology used on the new Dassault 5X is also standard equipment on the cabin windows for the new HondaJet being delivered to customers next year. It has become the world’s best-selling smart window technology and is featured on such world class products as the Mercedes-Benz SLK roadster, SL roadster, and next year will be in the all-new Mercedes-Benz flagship S Class sedan.

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. This press release is also available on the Company's website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Research Frontiers Press Release dated October 23, 2013.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
By:	Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: October 23, 2013